Exhibit 4.1

EXECUTION VERSION

Dated February 1, 2017

Second Supplemental Indenture

U.S.$750,000,000

5.400% Notes due 2027

between

Embraer Netherlands Finance B.V.,

as Company

Embraer S.A.,

as Guarantor

and

The Bank of New York Mellon,

as Trustee, Paying Agent, Registrar and Transfer Agent

This Second Supplemental Indenture is made on February 1, 2017

Between:

(1)	Embraer Netherlands Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (herein called the “Company”), having its principal office at Jachthavenweg 109 C, 1081KM, Amsterdam, The Netherlands,

(2)	Embraer S.A., a company organized under the laws of the Federative Republic of Brazil (herein called the “Guarantor”), having its principal executive office at Avenida Presidente Juscelino Kubitschek, 1909, 14th and 15th floors—Torre Norte—São Paulo Corporate Towers, 04543-907, São Paulo, São Paulo State, Brazil, and

(3)	The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the “Trustee”) to the Indenture, dated as of June 15, 2015, among the Company, the Guarantor and the Trustee (the “Base Indenture”).

Whereas:

(A)	the Base Indenture provides for the issuance from time to time thereunder, in series, of securities of the Company carrying the guarantees of the Guarantor, and Sections 2.1 and 3.1 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

(B)	the Company and the Guarantor desire by this Second Supplemental Indenture to create a new series of securities to be issuable under the Base Indenture, as supplemented by this Second Supplemental Indenture, and to be known as the Company’s 5.400% Notes due 2027 (the “Notes”) carrying the irrevocable and unconditional guarantees of Embraer S.A. (the “Guarantees,” and together with the Notes, the “Securities”) the terms and provisions of which are to be as specified in this Second Supplemental Indenture;

(C)	the Company and the Guarantor have duly authorized the execution and delivery of this Second Supplemental Indenture to establish the Notes as a series of securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for the benefit of the Holders thereof and the Trustee; and

(D)	all things necessary to make this Second Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

Now, Therefore, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

1.	Ratification of the Base Indenture

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.

2.	Definitions

2.1	For all purposes of this Second Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

2.1.1	all terms used in this Second Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this Second Supplemental Indenture;

2.1.2	the term “Securities” as defined in the Base Indenture and as used in any definition therein or herein, shall be deemed to include or refer to, as applicable, the Notes and the Guarantees; and

2.1.3	the following terms have the meanings given to them in this Clause 2.1.3.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC or its affiliates, which is primary United States government securities dealer and no less than four other leading primary United States government securities dealer in New York City reasonably designated by the Company; provided, however, that, if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (such price expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

3.	General Terms and Conditions of the Notes

3.1	Designation

There is hereby authorized and established a new series of securities designated the “5.400% Notes due 2027”. The Notes will initially be limited to an aggregate principal amount of U.S.$750,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 9.6 or 11.5 of the Base Indenture) and shall be guaranteed by Embraer S.A.

The Company may, from time to time and without the consent of the Holders, issue additional Notes on terms and conditions substantially identical to those of the Notes, which additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

The Stated Maturity of the Notes shall be on February 1, 2027. The Notes shall bear interest at the rate of 5.400% per annum, from February 1, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2017 (each, an “Interest Payment Date”), until the principal and premium thereof are paid or made available for payment. To the extent interest due on any Interest Payment Date is not paid, interest shall accrue thereon at the Default Interest to the extent permitted by law, until such unpaid interest and interest accrued thereon are paid in full.

3.2	Forms Generally

The Notes shall be in substantially the forms set forth in this Clause 3.2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

3.2.1	Form of Face of the Note

[INCLUDE IN CASE OF A GLOBAL SECURITY – THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY EMBRAER NETHERLANDS FINANCE B.V., EMBRAER S.A. AND THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IN CASE OF A GLOBAL SECURITY FOR WHICH THE DEPOSITORY TRUST COMPANY IS THE DEPOSITARY – UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO EMBRAER NETHERLANDS FINANCE B.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

EMBRAER NETHERLANDS FINANCE B.V.

5.400% Notes due 2027

Unconditionally and Irrevocably Guaranteed by

EMBRAER S.A.

CUSIP Number: 29082H AB8

ISIN: US29082HAB87

No.

US$

EMBRAER NETHERLANDS FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$             (                     U.S. dollars) [IN THE CASE OF A GLOBAL SECURITY, INSERT –, or such other principal amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto,] on February 1, 2027, and to pay interest thereon semi-annually on February 1 and August 1 of each year (each an “Interest Payment Date”), commencing on August 1, 2017, from February 1, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, at the rate of 5.400% per annum, until the principal hereof is paid or made available for payment, provided that any amount of principal of or premium, if any, or interest on this Note which is overdue shall bear interest, to the extent permitted by law, from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue principal of or premium, if any, or interest shall be paid as provided in Section 3.6 of the Base Indenture hereinafter referred to.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the January 17 or July 17 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be proposed by the Company and notified to the Trustee, notice whereof shall be given to Holders of the Notes not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of or premium, if any, or interest on this Note will be made to the Person entitled thereto at the office of the Trustee or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts upon surrender of this Note in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest payable on an Interest Payment Date); provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that all payments of the principal of and interest on this Note, the Holders of which have given wire transfer instructions to the Trustee, the Company, or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts with financial institutions in the United States specified by such Holders in such instructions. [IN CASE OF A GLOBAL SECURITY, INSERT – Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note will be made in accordance with the Applicable Procedures of the Depositary.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed.

Dated:

EMBRAER NETHERLANDS FINANCE B.V.

By:
Name: Title:

By:
Name: Title:

Embraer S.A. (herein called the “Guarantor”) hereby irrevocably and unconditionally guarantees to each Holder the full and punctual payment (whether at the Stated Maturity date, upon redemption, purchase pursuant to an offer to purchase, acceleration or otherwise) of the principal, premium, if any, interest, Additional Amounts and all other amounts that may come due and payable under this Note and the full and punctual payment of all other amounts payable by the Company under the Indenture as they come due.

Dated:

EMBRAER S.A.

By:
Name: Title:

By:
Name: Title:

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON As Trustee

By:
Name: Title: Authorized Officer

3.2.2	Form of Reverse of Note

1.	This Note is a duly authorized issue of securities of the Company issued in one or more series guaranteed by the Guarantor (herein called collectively, the “Securities”) under an Indenture, dated as of June 15, 2015 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture dated as of February 1, 2017 (collectively with the Base Indenture, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as Trustee, Paying Agent, Registrar and Transfer Agent (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms not defined in this Note have the meanings assigned to them in the Indenture, except as otherwise provided in this Note. This Note is one of the series designated on the face hereof (herein called the “Notes”). For the avoidance of doubt, all references herein to the Securities shall be deemed to include the Guarantees of the Securities, which is an integral part thereof.

2.	The full and punctual payment of the principal, premium, if any, and interest and all other amounts payable under the Notes is irrevocably and unconditionally guaranteed by the Guarantor.

3.	If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

4.	All payments in respect of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Brazil (“Brazilian Taxes”), the Netherlands (“Dutch Taxes”) or any other jurisdiction or political subdivision thereof having power to tax in which the Company or any successor thereto is organized or incorporated or is a resident for tax purposes (“Foreign Taxes”), as applicable (each such jurisdiction, a “Relevant Taxing Jurisdiction”), unless the Company or the Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In the event of any such withholding or deduction, the Company or the Guarantor, as the case may be, shall make such deduction or withholding, will make payment of the amount so withheld to the appropriate governmental authority and will pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company or the Guarantor, as the case may be, on the Securities, after such withholding or deduction for or on account of any Brazilian Taxes, Dutch Taxes or Foreign Taxes will equal the respective amounts of principal, premium, if any, and interest which would have been receivable in respect of such Security had no such withholding or deduction (including for any Foreign Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note or Guarantee:

(i) to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or other governmental charges in respect of such Note by reason of (a) a connection between the Holder and a Relevant Taxing Jurisdiction other than the mere holding of such Note and the receipt of payments with respect to such Note or (b) failure by the Holder to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction, of such Holder, if such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and the Company or the Guarantor, as applicable, has given the Holders at least 30 days’ notice that Holders will be required to comply with such requirement;

(ii) in respect of any such taxes, duties, assessments or other governmental charges with respect to a Note surrendered (if surrender is required) more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on surrender of such Note for payment on the last day of such 30-day period;

(iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

(iv) in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge imposed with respect to a Note;

(v) in respect of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments of principal of or interest or premium, if any, on the Notes or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor; or

(vi) in respect of any combination of the above.

For purposes of the provisions described in this paragraph 4, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s or the Guarantor’s obligation to pay Additional Amounts set forth in clause (i)(b) above shall not apply if the provision of information, documentation or other evidence described in such clause (i)(b) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Dutch or Brazilian law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including tax treaties between the United States and The Netherlands or Brazil), regulations (including proposed regulations) and administrative practice.

The Company or the Guarantor, as the case may be, shall promptly provide the Trustee with documentation, if any, (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Foreign Taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

The Company or the Guarantor, as the case may be, shall pay all present and future stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by the Netherlands or Brazil or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the Notes.

All references in this Indenture and the Notes to principal, premium, if any, or interest in respect of the Notes or the Guarantees shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium, if any, or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes or the Guarantees pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof, such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company or the Guarantor. However, by making such assignment, the Holder makes no representation or warranty that the Company or the Guarantor will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

5.	All references in this Indenture and the Notes to principal in respect of any Note shall be deemed to mean and include any Redemption Price or Repurchase Price payable in respect of such Note pursuant to any redemption or repurchase right hereunder (and all such references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date or Repurchase Date with respect to any such Redemption Price or Repurchase Price), and all such references to principal, premium, if any, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 10.7 of the Base Indenture, and express mention of the payment of any Redemption Price or Repurchase Price, or any such other amount in any provision hereof shall not be construed as excluding reference to the payment of any Redemption Price or Repurchase Price, or any such other amounts in those provisions hereof where such express reference is not made.

6.	The Notes are subject to redemption at the Company’s option, in whole or in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable), at a Redemption Price equal to the greater of (a) 100% of the principal amount of such Notes and (b) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (the “Make-Whole Amount”), plus in each case accrued interest (including additional interest, if any), and any Additional Amounts, on the principal amount of such Notes to (but not including) the Redemption Date.

7.	The Company or the Guarantor, as the case may be, will have the option to redeem, in whole but not in part, the Notes, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders of such Notes, at a Redemption Price equal to 100% of the principal amount thereof and premium, if any, applicable thereto, together with accrued interest up to but not including the Redemption Date and any Additional Amounts which would otherwise be payable up to but not including the Redemption Date, if, as a result of any amendment to, or change in, the laws (or rules and regulation thereunder) of a Relevant Taxing Jurisdiction or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules or regulations or the interpretation, administration or application thereof, in the case of Brazil or the Netherlands, becomes effective on or after February 1, 2017, or in the case of any other Relevant Taxing Jurisdiction is first publicly announced and becomes effective after the date it first becomes a Relevant Jurisdiction, (x) the Guarantor or any successor has or will become obligated to pay Additional Amounts with respect to the Notes or the Guarantees other than Additional Amounts attributable to Brazilian Taxes imposed at a rate of equal to or less than (A) 15% generally in case of any taxes imposed by Brazil or (B) 25% in case of taxes imposed by Brazil on amounts paid to residents of countries that do not impose any income tax or which impose it at a maximum rate lower than 17% or where the laws of that country or location impose restrictions on the disclosure of (1) shareholding composition, (2) the ownership of the investment or (3) the beneficial ownership of income paid to non-resident persons, pursuant to Law No. 9,779, dated January 19, 1999, (y) the Company or any successor has or will become obligated to pay Additional Amounts with respect to the Notes and (z) in either case, such obligation cannot be avoided by the Company or the Guarantor, after the use of reasonable measures available to the Company or the Guarantor, as the case may be; provided, however, that (i) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as the case may be, would but for such redemption be obligated to pay such Additional Amounts were a payment on such Notes or Guarantees then due, and (ii) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

8.	On the Business Day prior to any Redemption Date, the Company will deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Redemption Price of the Notes to be redeemed on such Redemption Date, together with accrued interest to but not including the Redemption Date and any Additional Amounts which would be payable to but not including the Redemption Date. On and after any Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price, accrued interest and any Additional Amounts).

If less than all the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected less than 61 days prior to the Redemption Date by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Notes are listed or if such securities exchange has no requirement governing redemption or the Notes are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the event that the Notes are represented by Global Notes as of the Redemption Date, subject to the then-current rules and procedures of the applicable Depositary).

If the Notes are redeemed in part, the remaining outstanding amount of any Note of that series must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000.

9.	The Indenture permits, subject to certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the affected Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the affected Notes at the time Outstanding. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding of any affected Notes under the Indenture on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the affected Notes at the time Outstanding under the Indenture on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

10.	As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, (ii) the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and (iii) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, provided that no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Holders of this Note. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

11.	No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

12.	As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes shall be issuable only in registered form without coupons and, unless otherwise specified as contemplated by Section 3.1.10 of the Base Indenture, only in minimum denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

13.	Prior to due surrender of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

14.	This Note, the Guarantees and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

15.	All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Abbreviations

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — [            ]

(Cust) [            ]

Custodian [            ] under Uniform (Minor)

Gifts to Minors Act [            ]

(State)

Additional abbreviations may also be used though not in the above list.

[To be Attached to Global Note]

Schedule of Increases or Decreases in Global Note

The initial principal amount of this Global Note is US$[            ].

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Officer of Trustee of the Notes Custodian

3.3	Maintenance of Office or Agency

With respect to any Notes that are not in the form of a Global Note, the Company will maintain an office or agency in the Borough of Manhattan, The City of New York, in accordance with Section 10.2 of the Base Indenture.

3.4	New York Stock Exchange Listing

The Company and the Guarantor will use their reasonable best efforts to cause the Securities to be listed on the New York Stock Exchange, and shall from time to time take such other actions as shall be necessary or advisable to maintain the listing of the Securities thereon or another recognized securities exchange.

4.	Miscellaneous Provisions

4.1	Separability of Invalid Provisions

In case any one or more of the provisions contained in this Second Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Second Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Second Supplemental Indenture shall be construed as if such provision had never been contained herein.

4.2	Execution in Counterparts

This Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

4.3	Governing Law

This Second Supplemental Indenture, the Base Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The transactions contemplated by this Second Supplemental Indenture, the Base Indenture, the Notes and the Guarantees have been proposed by the Trustee to the Company for the purposes of paragraph 2 of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942 and for no other purpose or reason whatsoever.

5.	The Trustee

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Supplemental Indenture to be duly executed on its behalf, all as of the day and year first written above.

EMBRAER NETHERLANDS FINANCE B.V.

By:	/s/ José Antonio de Almeida Filippo
Name: José Antonio de Almeida Filippo Title: Supervisory Board Member

By:	/s/ Elaine Maria de Souza Funo
Name: Elaine Maria de Souza Funo Title: Supervisory Board Member

EMBRAER S.A.

By:	/s/ Paulo Cesar de Souza e Silva
Name: Paulo Cesar de Souza e Silva Title: President and Chief Executive Officer

By:	/s/ José Antonio de Almeida Filippo
Name: José Antonio de Almeida Filippo Title: Executive Vice President – Chief Financial and Investor Relations Officer

[Signature Page to Embraer Netherlands Finance B.V. – 2027 Notes – Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON

as Trustee, Paying Agent, Registrar and Transfer Agent

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue Title: Vice President

[Signature Page to Embraer Netherlands Finance B.V. – 2027 Notes – Second Supplemental Indenture]

STATE OF NEW YORK                 )

                                                           )

COUNTY OF NEW YORK             )

On this 1st day of February, 2017, before me, a notary public within and for said county, personally appeared Catherine Donohue, to me personally known who being duly sworn, did say that such person is Vice President of THE BANK OF NEW YORK MELLON, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

By:	/s/ Christopher J. Traina
Title:	CHRISTOPHER J. TRAINA Notary Public, State of New York No. 01TR6297825 Qualified in Queens County Certified in New York County My Commission Expires March 03,2018

[Signature Page to Embraer Netherlands Finance B.V. – 2027 Notes – Second Supplemental Indenture]